                                                                     Exhibit (j)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A (File No. 333-36161) of our report dated February 18, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of LaSalle Investment Management Funds, Inc. (the "Company"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


     /s/ PricewaterhouseCoopers LLP


     2400 Eleven Penn Center

     Philadelphia, Pennsylvania

     April 26, 2000